UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 1, 2006, Richard J. Nadeau, age 51, will become Executive Vice President and Chief Financial Officer of The Mills Corporation (“TMC”). As previously announced, Mr. Nadeau was appointed to serve as TMC’s Executive Vice President, Finance and Accounting on March 13, 2006 until his transition to the position of Chief Financial Officer. Prior to joining TMC, from May 2005 to March 2006, Mr. Nadeau was Vice President and Chief Financial Officer of Colt Defense LLC, a privately held designer, developer and manufacturer of small arms and weapon systems for the U.S. military, its allies and federal, state and local law enforcement agencies. From June 2002 to May 2005, Mr. Nadeau was a partner at the accounting firm of KPMG LLP, and, from May 1977 to June 2002, Arthur Andersen LLP, where he served as a commercial audit partner, primarily serving government contractors and real estate companies. While at KPMG LLP, Mr. Nadeau was also the engagement and audit partner for several real estate companies, including two publicly traded REITs, and served as an SEC reviewing partner with responsibility for quality control and concurring partner oversight responsibility for several public companies in the Mid-Atlantic region. He also provided consulting and attest services related to Sarbanes-Oxley Section 404 engagements and advised KPMG LLP public company clients on strategies for achieving compliance.

Effective June 26, 2006, David A. Schneeman, C.P.A. age 41, will join TMC as Senior Vice President and Chief Accounting Officer filling a vacancy in that position. Mr. Schneeman will report to Mr. Nadeau. Before joining TMC, Mr. Schneeman served in various accounting and finance capacities at MCI, Inc., including its predecessor and subsidiary entities. From October 2005 to March 2006, Mr. Schneeman served as Vice President, Accounting Organization of MCI, Inc. In this position, he was responsible for leading the controller organization in support of worldwide accounting activities. From April 2003 to September 2005, he was Vice President, General Accounting, and was responsible for leading a team of approximately 200 people in the consolidation of MCI, Inc. worldwide financial results. In this role, Mr. Schneeman played a significant role in the restatement of the WorldCom, Inc. financial statements. From January 2001 to March 2003, he was Director, Corporate Development at WorldCom, Inc., where he was responsible for international transactional and operational review work.

Mr. Schneeman will receive an initial annual base salary of $225,000. He also will be eligible to participate in TMC’s annual performance incentive plan with a target bonus of 40% of his annual base salary and will be eligible to participate in TMC’s long-term incentive plan with a target award of 45% of his annual base salary. In addition, Mr. Schneeman will be granted a restricted stock unit equal to the value of 10,000 shares of TMC common stock, which will vest 50% on April 1, 2009 and 50% on April 1, 2010, subject to the terms and conditions of the award agreement. The vested portion of the restricted stock unit will be settled in cash. The vesting of the restricted stock unit will accelerate upon a change in control of TMC, as defined in the award agreement. TMC also expects to enter into a change-in-control agreement with Mr. Schneeman providing him with a severance payment of one times base salary and bonus, plus a pro-rated target bonus for the year in which any change in control of TMC occurs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ Richard J. Nadeau
Name:	Richard J. Nadeau
Title:	Executive Vice President, Finance and Accounting

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/s/ Richard J. Nadeau
Name:	Richard J. Nadeau
Title:	Executive Vice President, Finance and Accounting

Date: June 26, 2006

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